Exhibit 16.1

(b)(1): Title of securities issued. Series: Amandrea; Apple Down Under 19; Bella Chica; Big Mel; Daddy’s Joy; Deep Cover; Filly Four (Moonlight d’Oro, Lady Valentine, Shared Empire, and Joyful Addiction); Just Louise 19; Keertana 18 (American Heiress); Kichiro; Lane Way; Lazy Daisy; Lost Empire 19; Martita Sangrita 17 (Carpe Vinum); Mo Mischief; Naismith; NY Exacta; Power Up Paynter; Sunny 18 (Solar Strike); Thirteen Stripes; Tizamagician; Two Trail Sioux 17 (Annihilate); Two Trail Sioux 17K; Vertical Threat